Exhibit n (2)


STEPHEN E. ROTH
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DIRECT LINE: (202) 383-0158

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Internet: SROTH@SABLAW.COM
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                                 April 30, 2003

Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                 Re: NATIONAL VARIABLE LIFE INSURANCE ACCOUNT

Ladies and Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 13 to the Registration Statement on Form N-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 33-91938). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By: /s/ Stephen E. Roth
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                                                    Stephen E. Roth


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